Exhibit 10.1

AMENDED AND RESTATED
RESTRICTED UNIT AGREEMENT
PURSUANT TO THE
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 INCENTIVE STOCK PLAN
(Amended and Restated Effective July 23, 2014)

This Amended and Restated Restricted Unit Agreement (this “Agreement”), dated as of June   , 2015, is made by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (as amended and restated from time to time, the “Plan”), a copy of which has been delivered to the Participant, which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Committee may grant awards to Consultants that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, pursuant to the Management Agreement between the Participant and the Company, effective as of April 1, 2014 (the “Management Agreement”), the Company may grant to the Participant additional equity awards, in amounts determined at the discretion of the Committee;

WHEREAS, the Company and the Participant previously entered into a Restricted Unit Agreement, dated as of May 20, 2015 (the “Original Agreement”); and

WHEREAS, this Agreement amends and restates the Original Agreement to correct certain clerical errors reflected in the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Grant of Restricted Units.  Subject to the restrictions, terms and conditions of this Agreement, on May 20, 2015, the Company awarded to the Participant 525,591 restricted units (“Restricted Units”) each representing the right to receive, upon vesting, an amount equal to the Fair Market Value (as defined in the Plan) of one (1) share of Common Stock (a “Share”), subject to adjustment, forfeiture and the other terms and conditions set forth below.  The Restricted Units constitute an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Agreement, cash, Shares or a combination of cash and Shares, in the discretion of the Company, on the applicable vesting date for such Restricted Units as provided herein.  Until such delivery, the Participant shall have only the rights of a general unsecured creditor, and no rights as a shareholder of the Company;

provided, that if prior to the settlement of any Restricted Unit, (a) the Company pays a cash dividend (whether regular or extraordinary) or otherwise makes a cash distribution to a shareholder in respect of a Share, then the Company shall credit, in respect of each then-outstanding Restricted Unit held by the Participant, an amount equal to any such cash dividend or distribution to a book entry account on behalf of the Participant, provided that such cash dividend or distribution shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest and paid in cash at the same time as such Restricted Unit vests and is settled under Section 2 below (and the Participant shall forfeit any such right to such cash if such Restricted Unit is forfeited prior to vesting), and (b) the Company pays a non-cash dividend (whether regular or extraordinary) or otherwise makes a non-cash distribution in Shares or other property to a shareholder in respect of a Share, then the Company shall provide the Participant, in respect of each then-outstanding Restricted Unit held by the Participant, an amount equal to the Fair Market Value of such Shares or an amount equal to the fair market value of such other property as reasonably determined by the Company in good faith, as applicable, at the same time as such Restricted Unit vests and is settled under Section 2 below (and the Participant shall forfeit any such right to such amount if such Restricted Unit is forfeited prior to vesting).

2.             Vesting.  The Restricted Units shall become vested and settled in accordance with the terms set forth on Annex A attached hereto.

3.             Taxes.  The Participant shall be solely responsible for all applicable federal, state, local, and foreign taxes the Participant incurs from the grant, vesting or settlement of the Restricted Units.

4.             No Obligation to Continue Service.  This Agreement is not an agreement of consultancy.  This Agreement does not guarantee that the Company or its affiliates will retain, or continue to retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Units are outstanding, nor does it modify in any respect the Company or its affiliate’s right to terminate or modify the Participant’s consultancy or compensation.

5.             Power of Attorney.  The Company, and its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments, and transfers of the Restricted Units, Shares, and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purpose.

6.             Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Company may issue Shares in the form of uncertificated shares.  Such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

7.             Provisions of Plan Control.  This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

8.             Adjustments.  The Company shall make any adjustments to the Restricted Units upon any changes in capital structure of the Company, as determined by the Committee in good faith and in a manner consistent with the Plan.

9.             Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
Attention: General Counsel

If to the Participant, to:

ZelnickMedia Corporation
19 West 44th Street, 18th Floor
New York, NY 10036
Telephone:  (212) 223-1383
Facsimile:  (212) 223-1384
Attention:  Strauss Zelnick

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

10.          Governing Law.  All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.          Consent to Jurisdiction.  In the event of any dispute, controversy, or claim between the Company or any affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of, or relating to the interpretation, application, or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal Courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court (including without limitation any defense that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action, or proceeding anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 9 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

12.          Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

13.          Amendment.  The Committee may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement, and may also suspend or terminate this Agreement, subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.

14.          Miscellaneous.

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.

(b)           This Agreement, the Plan, and the Management Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

(c)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(d)           Although the Company makes no guarantee with respect to the tax treatment of the Restricted Units, the Company intends that the Restricted Units shall not constitute “nonqualified deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended, and any successor provision or any Treasury Regulation promulgated thereunder (“Section 409A”) and this Agreement shall be interpreted, administered and construed consistent with such intent.  If, and only to the extent that, (i) the Restricted Units constitute “deferred compensation” within the meaning of Section 409A and (ii) the Participant is deemed to be a “specified employee” (as such term is defined in Section 409A and as determined by the Company), the payment of Restricted Units on termination of the Management Agreement shall not be made until the first business day of the seventh month following such termination or, if earlier, the date of the Participant’s death.

[End of text.  Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

PARTICIPANT:

By:
Name:
Title:

Annex A

Vesting

A.            Time Based Vesting.

Subject to Section C, 151,575 of the Restricted Units (the “Time-Based Units”) shall become vested on April 1, 2017 (the “Vesting Date”).

B.            Performance Based Vesting.

Subject to Section C, certain of the Restricted Units shall be subject to performance-based vesting in accordance with Section (B)(i) (the “TSR Performance-Based Units”), Section (B)(ii) (the “New IP Performance-Based Units”), and Section (B)(iii) (the “Major IP Performance-Based Units,” and together with the TSR Performance-Based Units and the New IP Performance-Based Units, the “Performance-Based Units”).

(i)            TSR Performance-Based Units.  The target number of TSR Performance-Based Units that shall be eligible to vest pursuant to this Section B(i) shall be 140,256, and the maximum number of TSR Performance-Based Units that shall be eligible to vest pursuant to this Section B(i) shall be 280,512. Subject to Section C, on the Vesting Date, a number of TSR Performance-Based Units shall become vested equal to the product of (x) the target number of TSR Performance-Based Units eligible to vest pursuant to this Section B(i) multiplied by (y) the TSR Vesting Percentage on the trading day immediately preceding the Vesting Date, rounded down to the nearest whole TSR Performance-Based Unit.

(ii)           New IP Performance-Based Units.  The target number of New IP Performance-Based Units that shall be eligible to vest pursuant to this Section B(ii) shall be 23,376, and the maximum number of New IP Performance-Based Units that shall be eligible to vest pursuant to this Section B(ii) shall be 46,752.  Subject to Section C, on the Vesting Date, a number of New IP Performance-Based Units shall become vested equal to the product of (x) the target number of New IP Performance-Based Units in such vesting tranche multiplied by (y) the New IP Vesting Percentage on the trading day immediately preceding the Vesting Date, rounded down to the nearest whole New IP Performance-Based Unit.

(iii)          Major IP Performance-Based Units.  The target number of Major IP Performance-Based Units that shall be eligible to vest pursuant to this Section B(iii) shall be 23,376, and the maximum number of Major IP Performance-Based Units that shall be eligible to vest pursuant to this Section B(iii) shall be 46,752.  Subject to Section C, on the Vesting Date, a number of Major IP Performance-Based Units shall become vested equal to the product of (x) the target number of Major IP Performance-Based Units in such vesting tranche multiplied by (y) the Major IP Vesting Percentage on the trading day immediately preceding the Vesting Date, rounded down to the nearest whole Major IP Performance-Based Unit.

C.            Qualifying Termination; Change in Control.

(i)            Termination.  In the event of a Qualifying Termination prior to the earlier of (x) the Vesting Date or (y) a Change in Control (as defined in the Management Agreement):

(a) the effective date of such Qualifying Termination shall serve as the vesting date for all Time-Based Units hereunder, and all such Time-Based Units shall vest as of such date; (b) the effective date of such Qualifying Termination shall serve as the vesting date for all TSR Performance-Based Units hereunder and the given date for purposes of the Measurement Price, and the number of such TSR Performance-Based Units that shall vest as of such date shall be calculated in accordance with Section B(i) above based upon the Percentile Rank through the effective date of such Qualifying Termination; and (c) the effective date of such Qualifying Termination shall serve as the vesting date for all New IP Performance-Based Units and Major IP Performance-Based Units hereunder, and the target number of such New IP Performance-Based Units and Major IP Performance-Based Units (as set forth in Sections B(ii) and B(iii), as applicable) shall vest as of such date without regard to the application of the Applicable Vesting Percentage.

(ii)           Change in Control.  If a Change in Control occurs while the Management Agreement remains in effect, in any case prior to the earlier of (x) the Vesting Date or (y) a Qualifying Termination, all Time-Based Units and the target number of Performance-Based Units (as set forth in Sections B(i), B(ii) and B(iii), as applicable) shall remain eligible to vest and shall vest (without regard to the application of the Applicable Vesting Percentage, in the case of Performance-Based Units), in each case, as of the earlier of (a) a Qualifying Termination or (b) the Vesting Date.  Each Restricted Unit that remains eligible to vest following a Change in Control pursuant to the foregoing sentence shall be referred to as a “Vesting-Eligible Unit.”  Upon the occurrence of a Change in Control, each Vesting-Eligible Unit shall be converted into an amount in cash equal to the Market Value of the consideration payable in the Change in Control in respect of each such Vesting-Eligible Unit, and such consideration shall be paid to the Participant promptly following the satisfaction of the vesting conditions set forth in this Section C(ii) (i.e., in full on the Vesting Date, or if earlier, upon a Qualifying Termination), and shall automatically be forfeited and shall revert back to the Company if such vesting conditions are not satisfied.

D.            Forfeiture.

(i)            Any Restricted Units that have not vested as of the termination of the Management Agreement for any reason other than a Qualifying Termination shall automatically be forfeited and shall revert back to the Company without compensation to the Participant.

(ii)           Any Performance-Based Units that (x) have not vested as of the earlier of (a) the Vesting Date or (b) the effective date of a Qualifying Termination, or (y) do not become Vesting-Eligible Units upon the occurrence of a Change in Control (i.e., any Performance-Based Units above the target numbers set forth in Sections B(i), B(ii) and B(iii), as applicable), shall automatically be forfeited and shall revert back to the Company without compensation to the Participant.

E.            Settlement.  Subject to the last sentence of Section C(ii), upon vesting pursuant to Sections A, B, and C, the Company shall deliver to the Participant an amount in cash having a value equal to the aggregate value of a number of Shares equal to the number of Restricted Units vesting on such date, based on the closing price of the Shares on such settlement date on the principal national securities exchange on which the Shares are traded on such date (or if the

Shares are not traded on such date, the immediately preceding trading day), provided that the Participant has satisfied any tax withholding obligations as described in this Agreement.  Notwithstanding anything herein to the contrary, but subject to the last sentence of Section C(ii), each Restricted Unit (including any amount provided for pursuant to Section 1(a) of the Agreement) may, at the election of the Company, be settled in Shares issued pursuant to the Plan (subject to any required delay in issuance as required under the Plan).  To the extent any Shares become deliverable to the Participant hereunder the Participant shall be deemed the beneficial owner of any Share issued upon settlement of a Restricted Unit at the close of business on any settlement date and shall be entitled to any dividend or distribution that has not already been made with respect to such Share if the record date for such dividend or distribution is after the close of business on such settlement date, and the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 6 of the Agreement (in which case the Company shall upon request promptly issue and deliver upon the Participant’s request), to the Participant a new stock certificate registered in the name of the Participant for any Shares issued upon settlement of Restricted Units and deliver to the Participant such Shares, in each case free of all liens, claims and other encumbrances (other than those created by the Participant).

F.             Definitions.

“Add-On Content” in respect of any IP means all interactive software entertainment products that are ancillary to such IP, either in the form of expansion packs or micro-content and which are not playable separately from such IP, but excluding any Sequel of such IP.

“Applicable Vesting Percentage” means (i) with respect to TSR Performance-Based Units, the TSR Vesting Percentage, (ii) with respect to New IP Performance-Based Units, the New IP Vesting Percentage, and (iii) with respect to Major IP Performance-Based Units, the Major IP Vesting Percentage.

“Existing IP” means any IP commercially released prior to April 1, 2014 and any products released on or after April 1, 2014 that are derived from or use the branding, environments or characters of such products (e.g., Sequels and subsequent Individual Releases).

“Individual Release” means any IP released across any and all gaming platforms and all SKUs released of any IP, including, for the avoidance of doubt, any bundles, anniversary editions or “game of the year” editions of such IP but excluding (i) any Add-On Content in respect of such IP and (ii) any expansion packs that are playable separately from such IP, with each such expansion pack being deemed to be a separate Individual Release.

“IP” means any interactive entertainment product.

“Major IP” means Existing IP or New IP.

“Major IP Vesting Percentage” as of a given date is a function of the Company’s Sell-In Performance or Sales Performance, as applicable, for any Individual Release of Major IP calculated as of such date, determined by reference to the following tables.  For the avoidance of doubt, the Major IP Vesting Percentage shall be determined based on the Company’s Sell-In Performance or Sales Performance, as applicable, with respect to one Individual Release of

Major IP.  If multiple Individual Releases of Major IP occur during the relevant measurement period, the Major IP Vesting Percentage shall be determined based on the Individual Release of Major IP (whether Regular Price IP, Reduced Price IP or Other IP) that results in the highest Major IP Vesting Percentage.  Without limiting the generality of the foregoing, in no event shall (i) the Company’s Sell-In Performance and/or Sales Performance with respect to multiple Individual Releases of Major IP or (ii) the Major IP Vesting Percentages attributable to multiple Individual Releases of Major IP, be aggregated for purposes of  determining the Major IP Vesting Percentage.  By way of example, if, during the relevant measurement period, the Company has an Individual Release of Major IP that is Regular Price IP that results in a Sell-In Performance of 4,000,000 units, as well as an Individual Release of Major IP that is Other IP that results in Sales Performance of $150,000,000, the Major IP Vesting Percentage will be 100% (i.e., the highest Major IP Vesting Percentage attributable to an Individual Release of Major IP).

(x)           For any Individual Release of Major IP that is Regular Price IP:

Major IP Sell-In Performance	Major IP Vesting Percentage
Less than 4,000,000 units	0%
4,000,000 units	50%
5,000,000 units	100%
6,000,000 units	200%

In the event that the Major IP Sell-In Performance is less than 4,000,000 units, the Major IP Vesting Percentage shall be zero percent (0%).  In the event that the Major IP Sell-In Performance falls between any of the values listed in the table above, the Major IP Vesting Percentage shall be based on a straight line interpolation between such two values.

(y)           For any Individual Release of Major IP that is Reduced Price IP:

Major IP Sell-In Performance	Major IP Vesting Percentage
Less than Reduced Price Major IP Minimum Number	0%
Reduced Price Major IP Minimum Number	50%
Reduced Price Major IP Target Number	100%
Reduced Price Major IP Maximum Number	200%

In the event that the Major IP Sell-In Performance is less than the Reduced Price Major IP Minimum Number, the Major IP Vesting Percentage shall be zero percent (0%).  In the event that the Major IP Sell-In Performance falls between any of the values listed in the table above, the Major IP Vesting Percentage shall be based on a straight line interpolation between such two values.

(z)           For any Individual Release of Major IP that is Other IP:

Major IP Sales Performance	Major IP Vesting Percentage
Less than $120,000,000	0%
$120,000,000	50%
$150,000,000	100%
$180,000,000	200%

In the event that the Major IP Sales Performance is less than $120,000,000, the Major IP Vesting Percentage shall be zero percent (0%).  In the event that the Major IP Sales Performance falls between any of the values listed in the table above, the Major IP Vesting Percentage shall be based on a straight line interpolation between such two values.

“Measurement Price” as of a given date means the average of the closing prices of the Common Stock or the common stock of a Peer Group company, as applicable, for each of the 30 trading days ending on (and including) such date.

“New IP” means any IP commercially released on or after April 1, 2014 that is not Existing IP.  Sequels and subsequent Individual Releases of New IP occurring after April 1, 2014 shall qualify as New IP for purposes of this Agreement.

“New IP Vesting Percentage” as of a given date is a function of the Company’s Sell-In Performance or Sales Performance, as applicable, for any Individual Release of New IP calculated as of such date, determined by reference to the following tables.  For the avoidance of doubt, the New IP Vesting Percentage shall be determined based on the Company’s Sell-In Performance or Sales Performance, as applicable, with respect to one Individual Release of New IP.  If multiple Individual Releases of New IP occur during the relevant measurement period, the New IP Vesting Percentage shall be determined based on the Individual Release of New IP (whether Regular Price IP, Reduced Price IP, or Other IP) that results in the highest New IP Vesting Percentage.  Without limiting the generality of the foregoing, in no event shall (i) the Company’s Sell-In Performance and/or Sales Performance with respect to multiple Individual Releases of New IP or (ii) the New IP Vesting Percentages attributable to multiple Individual Releases of New IP, be aggregated for purposes of  determining the New IP Vesting Percentage.  By way of example, if, during the relevant measurement period, the Company has an Individual Release of New IP that is Regular Price IP that results in a Sell-In Performance of 2,000,000 units, as well as an Individual Release of New IP that is Other IP that results in Sales Performance of $90,000,000, the New IP Vesting Percentage will be 100% (i.e., the highest New IP Vesting Percentage attributable to an Individual Release of New IP).

(x)           For any Individual Release of New IP that is Regular Price IP:

New IP Sell-In Performance	New IP Vesting Percentage
Less than 2,000,000 units	0%
2,000,000 units	50%
3,000,000 units	100%
4,000,000 units	200%

In the event that the New IP Sell-In Performance is less than 2,000,000 units, the New IP Vesting Percentage shall be zero percent (0%).  In the event that the New IP Sell-In Performance falls between any of the values listed in the table above, the New IP Vesting Percentage shall be based on a straight line interpolation between such two values.

(y)           For any Individual Release of New IP that is Reduced Price IP:

New IP Sell-In Performance	New IP Vesting Percentage
Less than Reduced Price New IP Minimum Number	0%
Reduced Price New IP Minimum Number	50%
Reduced Price New IP Target Number	100%
Reduced Price New IP Maximum Number	200%

In the event that the New IP Sell-In Performance is less than the Reduced Price New IP Minimum Number, the New IP Vesting Percentage shall be zero percent (0%).  In the event that the New IP Sell-In Performance falls between any of the values listed in the table above, the New IP Vesting Percentage shall be based on a straight line interpolation between such two values.

(z)           For any Individual Release of New IP that is Other IP:

New IP Sales Performance	New IP Vesting Percentage
Less than $60,000,000	0%
$60,000,000	50%
$90,000,000	100%
$120,000,000	200%

In the event that the New IP Sales Performance is less than $60,000,000, the New IP Vesting Percentage shall be zero percent (0%).  In the event that the New IP Sales Performance falls between any of the values listed in the table above, the New IP Vesting Percentage shall be based on a straight line interpolation between such two values.

“Other IP” means any IP that is not Reduced Price IP or Regular Price IP, which has a primary business model of not charging for the basic release and is meant to create revenue based on follow-on transactions as the primary business model.

The “Peer Group” shall consist of the companies that comprise The NASDAQ Composite Index on April 1, 2015; provided, that (i) subject to clause (ii) below, if a member of the Peer Group ceases to be publicly traded for any reason following April 1, 2015 and prior to the applicable date on which the Measurement Price is calculated, that member of the Peer Group shall be deleted as a member of the Peer Group and shall not be counted for purposes of the TSR Vesting Percentage and related calculations and (ii) if a member of the Peer Group becomes bankrupt following April 1, 2015 and prior to the applicable date on which the Measurement Price is calculated, that member of the Peer Group shall remain a member of the Peer Group and shall be attributed a Total Shareholder Return of -100% for purposes the TSR Vesting Percentage and related calculations.

The “Percentile Rank” of the Company’s Total Shareholder Return is defined as the percentage of the Peer Group companies’ returns falling at or below the Company’s Total Shareholder Return.  The formula for calculating the Percentile Rank is as follows:

Percentile Rank = (N - R + 1) ÷ N × 100

Where:

N =    total number of companies in the Peer Group

R =    the numeric rank of the Company’s Total Shareholder Return relative to the Peer Group, where the highest Total Shareholder Return in the Peer Group is ranked number 1

The Percentile Rank shall be rounded to the nearest whole percentage, with (0.5) rounded up.

To illustrate, if the Company’s Total Shareholder Return is the 25th highest in a Peer Group comprised of 100 companies, its Percentile Rank would be 76.  The calculation is (100 - 25 + 1) ÷ 100 × 100 = 76.

The “Port” of an IP means a substantially similar version of such IP developed to operate on a platform other than the platform for which such IP had theretofore been developed to operate.

“Qualifying Termination” means a termination of the Management Agreement by the Company without Cause (as defined in the Management Agreement) or by ZelnickMedia or its assignee for Good Reason (as defined in the Management Agreement).(1)

“Reduced Price IP” means any IP that is not Regular Price IP or Other IP.

“Reduced Price Major IP Target Number” means, for any Individual Release of Reduced Price Major IP, a number of units equal to the product of (i) 5,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

“Reduced Price Major IP Maximum Number” means, for any Individual Release of Reduced Price Major IP, a number of units equal to the product of (i) 6,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

“Reduced Price Major IP Minimum Number” means, for any Individual Release of Reduced Price Major IP, a number of units equal to the product of (i) 4,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

“Reduced Price New IP Maximum Number” means, for any Individual Release of Reduced Price New IP, a number of units equal to the product of (i) 4,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

“Reduced Price New IP Minimum Number” means, for any Individual Release of Reduced Price New IP, a number of units equal to the product of (i) 2,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

(1)  For future grants, non-renewal of the Management Agreement will be included as a Qualifying Termination event.

“Reduced Price New IP Target Number” means, for any Individual Release of Reduced Price New IP, a number of units equal to the product of (i) 3,000,000 and (ii) a fraction, the numerator of which is 29.99 and the denominator of which is the numeric value of the original wholesale price in the United States per unit.

“Reference Price” means the average of the closing prices of the Common Stock or the common stock of a Peer Group company, as applicable, for each of the 30 trading days ending on (and including) April 1, 2015.

“Regular Price IP” means any IP that is not Reduced Price IP or Other IP, with a SKU that had an original wholesale price in the United States per unit equal to or in excess of $29.99.

“Sales Performance” as of a given date means, with respect to any Individual Release of Other IP, the revenue generated during the period beginning on April 1, 2015 and ending on the trading day immediately preceding the Vesting Date.

“Sell-In Performance” as of a given date means, with respect to any Individual Release of Regular Price IP or Reduced Price IP, as applicable, the number of units “sold-in” during the period beginning on April 1, 2015 and ending on the trading day immediately preceding the Vesting Date.

“Sequel” means with respect to any IP, any game software program, other than any Port or Add-On Content, in any medium that is derived from such IP within the same genre, utilizing the same game play, and based on the same themes and using the same brand name as such IP where the visual display(s), character(s), background(s), virtual environment(s), or other visual or video elements accessible to the end-user of the game software program are derived from comparable elements of such IP.

“Total Shareholder Return” as of a given date means the percentage change in the value of the Common Stock or the common stock of a Peer Group company, as applicable, from the Reference Price to the Measurement Price on such date.

“TSR Vesting Percentage” as of a given date is a function of the Company’s Percentile Rank among the Peer Group calculated as of such date, determined by reference to the following table:

Percentile Rank	TSR Vesting Percentage
Less than 40th Percentile	0%
40th Percentile	50%
50th Percentile	100%
75th Percentile	200%

In the event that the Percentile Rank is less than 40th Percentile, the TSR Vesting Percentage shall be zero percent (0%).  In the event that the Percentile Rank falls between any of the values listed in the table above, the TSR Vesting Percentage shall be based on a straight line interpolation between such two values.